EX-FILING FEES

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

VIRTUS STONE HARBOR EMERGING MARKETS INCOME FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest, $0.001 par value per share	Rule 457(o)			$1,000,000	0.00014760	$147.60
Fees Previously Paid
Carry Forward Securities

	Total Offering Amounts					$1,000,000		$147.60
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$147.60

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.